EXHIBIT 99.B16

Lord Abbett Fundamental Value Fund, Inc.
         Post Effective Amendment No. 10

Results of a $1,000 investment reflecting the maximum sales charge and the reinvestment of all distributions for:

Periods Ending June 30, 1995


SEC Formula for calculating Average
Annual Rate of Total Return:

P (1+T)N = ERV,

WHERE:

P = $1,000               P = $1,000                         P = $1,000

N = 1                    N = .20                            N = .125257

ERV = $1,133             ERV = $1,592                       ERV = $2,386


                        T = Average annual total return

1000 (1+T)1 = $1,133        $1000 = $1,592                1000  =  $2,386

     (1+T) = 1,133        (1+T)20 = 1,592         (1+T).111377  =   2,386
             -----                  -----                           -----
             l,000                  1,000                           1,000


     (1+T) = 1,133        (1+T)   = [1,592].20           (1+T)  = [2,386].125257
             -----                  -------                       -------
             1,000                  [1,000]                       [1,000]

    T     = [1,133]           T   = [1,592].20-1           T  = [2,386].125257-1
             ------                 -------                     -------
            [1,000]                 [1,000]                     [1,000]

    T    =   13.30%           T   =  9.75%                 T =  10.17%

* commencement of  operations - 7/8/86